UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2015

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 21, 2015, Exponent, Inc. issued a press release announcing its financial results for the third quarter ended October 2, 2015. The press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On October 21, 2015, Exponent, Inc. announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share to be paid on December 18, 2015 to all common stockholders of record as of November 27, 2015. The Board of Directors also authorized an additional $35 million for share repurchases. A copy of the press release announcing the dividend and additional share repurchase authorization is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

99.1 Press release dated October 21, 2015.

99.2 Press release dated October 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Executive Vice President, Chief Financial Officer, and Corporate Secretary

Date: October 21, 2015